UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2003

FiNet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18108	94-3115180

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Blvd., Suite 210, Walnut Creek, CA	94597

(Address of principal executive offices)	(Zip Code)

(925) 465-1600

(Registrant's telephone number, including area code)

Item 5. Other Events.

                On March 31, 2003 the Board of Directors of FiNet.com, Inc. and its wholly owned subsidiary Monument Mortgage, Inc. (the “Company”) retained and appointed Harry R. Kraatz of T.E.G., Inc. as the Chief Restructuring Officer to oversee the management and restructuring of the Company’s business.

A press release issued by the Company announcing the appointment of Harry R. Kraatz is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 7. Exhibits.

Exhibit 99.1 Press Release dated April 14, 2003, entitled, "FiNet.com Announces Appointment of Harry R. Kraatz as Chief Restructuring Officer"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiNet.com, Inc.

(Registrant)

Date: April 14, 2003	By:	/s/ L. Daniel Rawitch
L. Daniel Rawitch
President and Chief Executive Officer

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